                                                                    Exhibit 10.1

[FORTIS BANK LOGO]                                          [HSBC LOGO]

     To:  Arlington Tankers Limited (the "Company")
          For the attention of Art Regan

                                                         14 October 2004

Dear Sirs,

US$135,000,000 Secured Term Loan Facility (the "Facility")

We Fortis Bank (Nederland) N.V. ("Fortis Bank") and HSBC Bank plc ("HSBC")
(the "Mandated Lead Arrangers" and "Underwriters") are pleased to set out in this letter the terms and conditions on which we are willing to arrange and underwrite the Facility.

In this letter:

"Mandate Documents" means this letter and the term sheet attached to this letter as an appendix (the "Term Sheet").

Unless a contrary indicator appears, a term defined in any Mandate Document has the same meaning when used in this letter.

1.   APPOINTMENT

1.1  The Company appoints:

     (a)  the Mandated Lead Arrangers as exclusive joint arrangers of the
          Facility;

     (b)  the Underwriters as exclusive joint underwriters of the Facility;

     (c)  HSBC as exclusive bookrunner in connection with syndication of the
          Facility; and

     (d)  Fortis Bank as facility agent in connection with the Facility.

1.2  Until this mandate terminates in accordance with the terms of this letter:

     (a)  no other person shall be appointed as mandated lead arranger, underwriter, bookrunner or facility agent;

     (b)  no properties shall be awarded; and

     (c)  except as provided in the Mandate Documents, no other compensation shall be paid to any person.

     In connection with the Facility.

[FORTIS BANK LOGO]                                          [HSBC LOGO]

2.   CONDITIONS

     This offer to arrange and underwrite the Facility is made on the terms of the Mandate Documents and is subject to satisfaction of the following conditions:

     (a)  compliance by the Company and each member of the Group with all the terms of each Mandate Document;

     (b)  satisfaction of the conditions set out in paragraph 4 (Material
          Adverse Change);

     (c)  the representations and warranties made by the Company in paragraph 3
          (Information) being correct;

     (d)  the preparation, execution and delivery of a facility agreement and related documentation (based on the terms set out in the Term Sheet)
          in form and substance mutually acceptable to the parties (the
          "Facility Documents");

     (e)  completion of client identification procedures (including identification of directors and major shareholders of the Company) in compliance with applicable money laundering rules;

     (f)  the Company obtaining all relevant regulatory approvals which are necessary in connection with the Facility from any relevant authorities in any relevant jurisdictions.

3.   UNDERWRITING PROPORTIONS

3.1  The underwriting proportions of each of the Underwriters in respect of the
     Facility are as follows:

     UNDERWRITER              PROPORTION (%)            AMOUNT

     Fortis Bank              50%                       US$67.5 million

     HSBC                     50%                       US$67.5 million

     TOTAL                    100%                      US$135 MILLION

3.2  The obligations of the Underwriters under the Mandate Documents are several. No Underwriter is responsible for the obligations of the other
     Underwriter.

4.   MATERIAL ADVERSE CHANGE

     The obligations of the Mandated Lead Arrangers as arrangers and
     Underwriters are subject to there being, in the reasonable opinion of the
     Mandated Lead Arrangers, no material adverse change in either:

     (a)  the business or financial condition assets or prospects of any
          Obligor;

     (b)  the ability of the Company or any other Obligor to perform its obligations under any Mandate Document or Facility Document; or

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[FORTIS BANK LOGO]                                          [HSBC LOGO]

     (c)  the international or any relevant domestic syndicated loan market which in the Mandated Lead Arrangers' opinion could reasonably be expected to prejudice syndication of the Facility,

     up to the time of close of syndication of the Facility.

5.   CLEAR MARKET

5.1  During the period from the date of this letter and the date of the Facility
     Documents/close of syndication, the Company shall not and shall ensure that no other member of the Group shall raise or attempt to raise debt finance in the international or domestic loan or capital markets (including but not limited to any bilateral or syndicated facility, bond or note issuance or private placement of debt).

6.   FEES, COSTS AND EXPENSES

     All fees shall be paid as set out in the Term Sheet.

6.1  The Company shall promptly on demand pay the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

     (a)  the negotiation, preparation, printing and execution of the Facility
          Documents and the Mandate Documents; and

     (b)  the syndication of the Facility,

     whether or not the Facility Documents are signed.

7.   PAYMENTS

     All amounts payable under the Mandate Documents:

     (a)  shall be paid in the currency of invoice and in immediately available, freely transferable cleared funds;

     (b)  shall be paid without any deduction or withholding for or on account of tax (a "Tax Deduction") unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made, the Company shall pay an amount which (after making any Tax Deduction) is equal to the payment which would have been due if no Tax Deduction had been required; and

     (c)  are exclusive of any value added tax or similar charge ("VAT"). If
          VAT is chargeable, the Company shall also and at the same time pay an amount equal to the amount of the VAT.

8.   SYNDICATION

8.1  The Mandated Lead Arrangers will, in consultation with the Company, manage all aspects of syndication of the Facility, including timing, the selection of potential lenders, the acceptance and allocation of commitments and the amount and distribution of fees to Lenders.

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[FORTIS BANK LOGO]                                          [HSBC LOGO]

8.2  The Company shall, and shall ensure that the other Obligors give any assistance which the Mandated Lead Arrangers reasonably require in relation to the syndication of the Facility including:

     (a)  assisting with the preparation of an information memorandum containing all relevant information (including projections) about the Group, the proposed transaction and how the proceeds of the Facility will be applied (the "Information Memorandum"). The Company will approve the
          Information Memorandum before the Mandated Lead Arrangers distribute it to potential Lenders on the Company's behalf;

     (b)  providing any information reasonably requested by the Mandated Lead
          Arrangers or potential Lenders in connection with syndication;

     (c)  making available the senior management and representatives of the
          Company and other members of the Group for the purposes of giving presentations to, and participating in meetings with, potential
          Lenders at such times and places as the Mandated Lead Arrangers may reasonably request;

     (d)  procuring the reasonable efforts of Stena AB to endsure that syndication of the Facility benefits from the existing lending relationships of Stena AB; and

     (e)  making any amendments to the Facility Documents which the Mandated
          Lead Arrangers reasonably request on behalf of potential Lenders.

9.   INFORMATION

9.1  The Company represents and warrants on the date of this letter that:

     (a)  any factual information provided or to be provided to the Mandated
          Lead Arrangers by it or any other member of the Group (including for the purposes of preparing the Information Memorandum) (the
          "Information") is or will be true and accurate in all material respects as at the date it is provided or as at the date (if any) on which it is stated;

     (b)  nothing has occurred or been omitted and no information has been given or withheld that results in the information being untrue or misleading in any material respect; and

     (c)  any financial projections contained in the information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

9.2  The Company agrees to supplement the information from time to time until close of syndication to ensure that the representations and warranties in paragraph 9.1 remain correct.

10. UNDERTAKING TO PAY

10.1 (a)  Whether or not the Facility Documents are signed, the Company undertakes to pay to each Mandated Lead Arranger on demand an amount equal to any cost, loss or liability (including legal fees) incurred by that Mandated Lead Arranger or any Underwriter, Agent or Lender or
          any of their respective affiliates or any of their (or their respective affiliates) directors, officers, employees or agents
          (each a "Relevant Party") in connection with:

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[FORTIS BANK LOGO]                                          [HSBC LOGO]

          (i)  the syndication of the Facility;

          (ii) the use of the proceeds of the Facility;

          (iii) any Mandate Document;

          (iv) any Facility Document; and/or

          (v)  the arranging or underwriting of the Facility.

     (b)  The Company will not be liable under paragraph (a) above for any cost, loss or liability incurred by or awarded against a Relevant Party if that cost, loss or liability resulted from the gross negligence or willful misconduct of that Relevant Party.

10.2 The Company undertakes to pay to each Mandated Lead Arranger on demand an amount equal to any cost or expense (including legal fees) incurred by any
     Relevant Party in connection with the negotiation, preparation, printing, execution and syndication of any of the documents referred to in paragraph
     10.1 above.

10.3 No Mandated Lead Arranger shall have any duty or obligation, whether as fiduciary for any Relevant Party or otherwise, to recover any payment made under paragraph 10.1 or paragraph 10.2.

10.4 The Company agrees that no Relevant Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of its affiliates for or in connection with anything referred to in paragraph 10.1 above except, following the Company's agreement to the
     Mandate Documents, for breach of any Mandate Document or the Facility
     Documents or any such cost, loss or liability incurred by the Company that in each case is finally judicially determined to have resulted from the gross negligence or willful misconduct of that Relevant Party. No Relevant
     Party shall be responsible or have any liability to the Company or any of its affiliates or anyone else for consequential losses or damages.

11.  NO FRONT-RUNNING

     Each of the Mandated Lead Arrangers and Underwriters agrees and acknowledges that:

     (a)  until the close of primary syndication, it will not, and will procure that none of its Affiliates will, engage in any Prohibited Activity.

     (b)  if it or any of its Affiliates engages in any Prohibited Activity before the close of primary syndication, the other Mandated Lead
          Arrangers and Underwriters may suffer loss or damage and its position in future financings with the other Mandated Lead Arrangers and
          Underwriters and the Company may be prejudiced;

     (c)  when it signs the Facility Documents and any transfer document under the Facility Documents (in the case of any transfer document, only if signed within three months after the date of signing of the Facility
          Documents), it will, if the other Mandated Lead Arrangers and
          Underwriters so request, confirm to them in writing that neither it nor any of its Affiliates has breached the terms of this paragraph 11;

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[FORTIS BANK LOGO]                                          [HSBC LOGO]

     (d)  if it or any of its Affiliates engages in any Prohibited Activity before the close of primary syndication, the other Mandated Lead
          Arrangers and Underwriters retain the right not to allocate to it a commitment under the Facility;

     (e)  any arrangement, front-end or similar fee which may be payable to it in connection with the Facility is only payable on condition that neither it nor any of its Affiliates has breached the terms of this letter before the close of primary syndication. This condition is in addition to any other conditions agreed between us in relation to your entitlement to any such fee; and

     (f)  it confirms that neither it nor any of its Affiliates has engaged in any Prohibited Activity.

     For the purposes of this paragraph 11:

     "Affiliate" means in relation to a person, a subsidiary or holding company of that person, a subsidiary of any such holding company and each of the officers and employees of that person and any such subsidiary or holding company (including any sales and trading teams);

     "close of primary syndication" means the date on which the Mandated Lead
     Arrangers and Underwriters confirm the allocations of commitments relating to the Facility;

     a "Facility Interest" means a legal beneficial or economic interest acquired or to be acquired in or in relation to the Facility, whether as intial lender or by way of assignment, transfer, novation, subparticipation
     (whether disclosed, undisclosed, risk or funded) or any other similar method;

     "Prohibited Activities" means each of the following:

     (a)  entering into or continuing any discussion or other communication with any person which is intended to or is reasonably likely to:

          (i)  discourage any person from taking a Facility Interest as a lender of record in primary syndication; or

          (ii) encourage any person to take a Facility Interest except as a lender of record in primary syndication; or

     (b)  making a bid or offer price (whether firm or indicative) with a view to buying or selling a Facility Interest; or

     (c)  entering into any agreement, option or other arrangement, whether legally binding or not, in relation to the acquisition of any Facility
          Interest (whether on an indicative basis, a "when and if issued"
          basis or otherwise),

     but excludes any communication, offer or arrangment made with an Affiliate

12.  CONFIDENTIALITY

     The Mandate Documents and their contents are strictly confidential. The
     Company shall not, and shall ensure that no other member of the Group will, without the prior written consent of the Mandated Lead Arrangers, disclose the Mandate Documents or their contents to any other person

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[FORTIS BANK LOGO]                                          [HSBC LOGO]

     except as required by law or by any applicable governmental or other regulatory authority or by any applicable stock exchange;

13.  to the employees or professional advisers of the Company, Stena AB or
     Concordia Maritime AB for the purposes of the Facility and who have been made aware of and agree to be bound by the obligations under this paragraph or are in any event subject to confidentiality obligations as a matter of law or professional practice Publicity/Announcements.

13.1 All publicity in connection with the Facility shall be managed by the
     Mandated Lead Arrangers in consultation with the Company.

13.2 No announcements regarding the Facility or any roles as arranger, underwriter, lender or agent shall be made without the prior consent of the
     Company and the Mandated Lead Arrangers.

14.  CONFLICTS

14.1 The Company and each Mandated Lead Arranger acknowledges that the Mandated
     Lead Arrangers or their affiliates may provide debt financing, equity capital or other services to other persons with whom the Company or its affiliates may have conflicting interests in respect of the Facility or other transactions.

14.2 The Mandated Lead Arrangers will not use confidential information obtained for the purposes of the Facility from the Company or its affiliates or
     Stena AB or Concordia Maritime AB or their respective affiliates in connection with providing services to other persons or furnish such information to such other persons.

14.3 The Company acknowledges that the Mandated Lead Arrangers have no obligation to use any information obtained from another source for the purposes of the Facility or to furnish to the Company or its affiliates with such information.

15.  ASSIGNMENTS

     The Company shall not assign any of its rights or transfer any of its rights or obligations under the Mandate Documents without the prior written consent of the Mandated Lead Arrangers.

16.  TERMINATION

16.1 If the Company does not accept the offer in this letter before close of business in London on 15 October 2004, the offer to arrange and underwrite and the obligations of the Mandated Lead Arrangers and Underwriters under this letter shall terminate on that date.

16.2 Any Mandated Lead Arranger or Underwriter may terminate its obligations under this letter if:

     (a)  in its opinion, any of the conditions set out in paragraph 2
          (Conditions) is not satisfied or the Facility Documents are not signed by each of the persons expressed to be parties to them by 31 December
          2004 (or any later date agreed between the Company and the Mandated
          Lead Arrangers); or

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[FORTIS BANK LOGO]                                          [HSBC LOGO]

     (b)  the Company fails or has failed to disclose to the Mandated Lead
          Arrangers information which could reasonably be expected to be relevant to their decision to arrange or underwrite the Facility.

17.  SURVIVAL

17.1 Except for paragraphs 2 (Conditions), 3 (Underwriting Proportions) and 16
     (Termination) the terms of this letter shall survive and continue after the
     Facility Documents are signed.

17.2 Without prejudice to paragraph 17.1, paragraphs 6 (Fees, Costs and
     Expenses), 7 (Payments), 10 (Undertaking to pay), 12 (Confidentiality), 13
     (Publicity/Announcements) and 16 (Termination) to 21 (Governing Law and
     Jurisdiction) inclusive shall survive and continue after any termination of the agreement made in this letter by the parties to this letter.

18.  ENTIRE AGREEMENT

18.1 The Mandate Documents set out the entire agreement between the Company, the
     Mandated Lead Arrangers and the Underwriters as to arranging and underwriting the Facility and supersede any prior oral and/or written understandings or arrangements relating to the Facility.

18.2 The Mandate Documents may only be amended in writing signed by the Company and the Mandated Lead Arrangers.

19.  THIRD PARTY RIGHTS

     A person (other than a Relevant Person) who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any of its items.

20.  COUNTERPARTS

     This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

21.  GOVERNING LAW AND JURISDICTION

21.1 This letter (including the agreement constituted by your acknowledgement of its terms) is governed by English law.

21.2 The parties submit to the non-exclusive jurisdiction of the English courts.

If you agree to the above, please acknowledge your agreement and acceptance of the offer by signing and returning the enclosed copy of this letter to Nick
Hindle at HSBC and Francis Birkeland at Fortis Bank.

Yours faithfully

For and on behalf of
Fortis Bank (Nederland) N.V.

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[FORTIS BANK LOGO]                                          [HSBC LOGO]

For and on behalf of
HSBC Bank plc

We acknowledge and agree to the above:

For and on behalf of
Arlington Tankers Limited

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